UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported:  September 15, 2004

Opta Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-24999	52-1947160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2402 Michelson Drive, Suite 220, Irvine, CA

92612

(Address of Principal executive offices)

(Zip Code)

Registrant's telephone number, including area code: (949) 475-1880

Lotus Pacific, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws

Change of the Company’s Name.

Effective September 15, 2004, the Registrant changed its name from Lotus Pacific, Inc. to Opta Corporation (the “Company”).

As previously reported, the Company’s board of directors adopted resolutions proposing and approving a change of the Company’s name from “Lotus Pacific, Inc.” to “Opta Corporation” on March 7, 2004.  On June 29, 2004, the Company filed a Preliminary Information Statement, Schedule 14C, with the Securities and Exchange Commission (“SEC”) to inform all stockholders of the approval of an amendment to the Company’s Certificate of Incorporation providing for the name change.  Holders of a majority of the Company’s outstanding stock consented in writing to the name change. The Company filed the Definitive Information Statement, Schedule 14C, with the SEC on August 25, 2004 and the Certificate of Amendment of Certificate of Incorporation with the State of Delaware to effect the name change on September 15, 2004.

As previously reported, in April 2003, the Company purchased Opta Systems, LLC d/b/a Go Video, a company that markets and sells consumer electronics products.  Opta Systems, LLC is currently the sole operating subsidiary of the Company and the Company has decided to focus its business on marketing and selling consumer electronics products.  To that end, the Company decided to change its name to Opta Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

September 16, 2004

By:  /s/ Vincent Yan

Vincent Yan
President and CEO